Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law The Chrysler Building 405 Lexington Avenue New York, New York 10174-0700 212.704.6000 telephone troutmansanders.com

December 16, 2009

MidSouth Bancorp, Inc.

102 Versailles Boulevard

Lafayette, Louisiana 70501

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested our opinion, as special counsel to MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”), with respect to filing of a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”) of up to an aggregate of $5,088,750 of common stock of the Company, $0.10 par value per share shares (the “Shares”), covered by the above-referenced Registration Statement and any amendments thereto (the “Registration Statement”). The Registration Statement is being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act on or about the date hereof. This opinion is being provided at your request for filing as an exhibit to the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued by you in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We are, in this opinion, opining only on the laws of the State of Georgia, the Louisiana Business Corporation Law (including the relevant statutory provisions and the reported judicial decisions interpreting these laws) and the federal law of the United States. In delivering this opinion, we have relied on the opinion of the Onebane Law Firm attached hereto as Annex A,

ATLANTA         CHICAGO         HONG KONG         LONDON         NEW YORK         NEWARK         NORFOLK         ORANGE COUNTY

RALEIGH         RICHMOND         SAN DIEGO         SHANGHAI         TYSONS CORNER         VIRGINIA BEACH         WASHINGTON, DC

December 16, 2009

special Louisiana counsel, as to the laws of the State of Louisiana. We are not opining on “blue sky” or other state securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our name wherever it appears in the Registration Statement and in any amendment or supplement thereto. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex A

JOSEPH ONEBANE (1917-1987)

JOHN G. TORIAN, II (1936-1991)

    _________________

TIMOTHY J. MCNAMARA

EDWARD C. ABELL, JR.

LAWRENCE L. LEWIS, III †

DOUGLAS W. TRUXILLO *

RANDALL C. SONGY

MICHAEL G. DURAND

GREG GUIDRY *

MARK L. RILEY

GRAHAM N. SMITH *

GARY P. KRAUS

RICHARD J. PETRE, JR.

THOMAS G. SMART

ROGER E. ISHEE **

STEVEN C. LANZA

GREG R. MIER ††

MARIA FABRE MANUEL

CRAIG A. RYAN

JOAN LABBE BOUDREAUX

JASMINE B. BERTRAND

JEREMY B. SHEALY

JAMES D. BAYARD

STEVEN T. RAMOS

MATTHEW C. HEBERT

GINGER HARGETT WELBORN

1200 CAMELLIA BOULEVARD (70508) SUITE 300 POST OFFICE BOX 3507 LAFAYETTE, LOUISIANA 70502-3507 TELEPHONE: (337) 237-2660 FAX: (337) 266-1232 www.onebane.com

OF COUNSEL

WILLIAM E. KELLNER

GREGORY K. MOROUX

FREDERICK R. PARKER, JR. ‡

JOHN F. PARKER

KAREN DANIEL ANCELET

JAMES L. ALCOCK, JR.

    _______________

SHREVEPORT OFFICE

333 TEXAS STREET

SUITE 1180

SHREVEPORT, LA 71101

TELEPHONE: (318) 674-9770

FAX: (318) 674-9775

    _______________

‡  LL.M. IN HEALTH LAW

†  BOARD CERTIFIED TAX ATTORNEY

     LL.M. IN TAXATION

†† REGISTERED PATENT ATTORNEY

*   ALSO ADMITTED IN TEXAS

** ALSO ADMITTED IN MISSISSIPPI

December 16, 2009

MidSouth Bancorp, Inc.

102 Versailles Boulevard

Lafayette, Louisiana 70501

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested our opinion, as special Louisiana counsel to MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”), as to certain matters of Louisiana law with respect to filing of a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”) relating to the sale and issuance by the Company of up to an aggregate of $5,088,750 of common stock of the Company, $0.10 par value per share (the “Shares”), covered by the above-referenced Registration Statement and any amendments thereto (the “Registration Statement”). The Registration Statement is being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act on or about the date hereof. This opinion is being provided at your request for filing as an exhibit to the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued by you in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

MidSouth Bancorp, Inc.

December 16, 2009

We are, in this opinion, opining only on the laws of the State of Louisiana, including the Louisiana Business Corporation Law (including the relevant statutory provisions and the reported judicial decisions interpreting these laws). We are not opining on Louisiana “blue sky” or securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our name wherever it appears in the Registration Statement and in any amendment or supplement thereto. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. Your counsel, Troutman Sanders LLP, may rely on this opinion in connection with the opinion which they are giving in connection with the filing of the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Yours very truly,

/s/ Lawrence L. Lewis, III

LAWRENCE L. LEWIS, III

LLL:dcc